EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS

AMERCO
Reno, NV

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (no. 333-10119, 333-73357, 333-48396 and 33-56571) of AMERCO and consolidating entities (“Company”) of our report dated May 29, 2008, relating to the consolidated financial statements of SAC Holding II Corporation (A Wholly-Owned Subsidiary of Blackwater Investments, Inc.) and its subsidiaries’ consolidated in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008.

/s/ Semple, Marchal & Cooper, LLP

Phoenix, Arizona
May 29, 2008